Exhibit 4.6

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, (this “Second Supplemental Indenture”) dated as of August 12, 2014, by and among William Lyon Homes, Inc., a California corporation (the “Company”), the parties that are signatories hereto as Guarantors (each, a “Guaranteeing Party”) and U.S. Bank National Association, as Trustee, under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, WLH PNW Finance Corp. (the “Escrow Issuer”) has heretofore executed and delivered an indenture dated as of August 11, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance on such date of an aggregate principal amount of $300,000,000 of 7.00% Senior Notes due 2022 (the “Securities”) of the Escrow Issuer;

WHEREAS, Section 5.02 of the Indenture requires each Guaranteeing Party that is a signatory hereto to execute an assumption supplemental indenture promptly following the Escrow Release Date (and in no event later than such time as such entity will become a guarantor under the Revolving Credit Facility);

WHEREAS, the Company, William Lyon Homes, a Delaware corporation (“Parent”), and other subsidiaries of Parent (with Parent, the “Original Guarantors”) and the Trustee previously executed a supplemental indenture to the Indenture, whereby the Company agreed to become a party to the Indenture as the “Company” and each of the Original Guarantors agreed to become a party to the Indenture and to irrevocably Guarantee the Guaranteed Obligations pursuant to Article 10 under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, any Guarantor and the Trustee are authorized to execute and deliver this Second Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Parties and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. Each of the Guaranteeing Parties hereby becomes a party to the Indenture as a “Guarantor” and as such will have all of the rights and be subject to all of the obligations and agreements of a “Guarantor” under the Indenture.

SECTION 2.2. Guarantee. Each of the Guaranteeing Parties agrees, on a joint and several basis with each other Guaranteeing Party, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Guaranteed Obligations pursuant to Article 10 of the Indenture as and to the extent provided for therein.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guaranteeing Parties shall be given as provided in the Indenture.

SECTION 3.2. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.3. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.4. Benefits Acknowledged. Each Guaranteeing Party’s Security Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Second Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Security Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby and entitled to the benefits hereof.

SECTION 3.6. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.7. Counterparts. The parties hereto may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.8. Execution and Delivery. Each Guaranteeing Party agrees that its Security Guarantee shall remain in full force and effect notwithstanding any absence on each Security of a notation of any such Security Guarantee.

SECTION 3.9. Headings. The headings of the Articles and the Sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

WILLIAM LYON HOMES, INC.

By:
/s/ Matthew R. Zaist
	Name:	Matthew R. Zaist
	Title:	President and Chief Operating Officer

By:
/s/ Colin T. Severn
	Name:	Colin T. Severn
	Title:	Vice President, Chief Financial Officer and Corporate Secretary

[Signature Page to Second Supplemental Indenture]

460 CENTRAL, L.L.C.

BASELINE WOODS SFD I, L.L.C.

BASELINE WOODS SFD II, L.L.C.

BASELINE WOODS WEST, L.L.C.

BETHANY CREEK FALLS, L.L.C.

BROWNSTONE AT ISSAQUAH HIGHLANDS, L.L.C.

BRYANT HEIGHTS, L.L.C.

BULL MOUNTAIN RIDGE, L.L.C.

CALAIS AT VILLEBOIS, L.L.C.

CEDAR FALLS WAY LLC

CASCARA AT REDMOND RIDGE, L.L.C.

CORNELIUS PASS TOWNHOMES, L.L.C.

EDGEWATER TUALATIN, L.L.C.

GRANDE POINTE AT VILLEBOIS, L.L.C.

HIGH POINT III, L.L.C.

HIGHCROFT AT SAMMAMISH, L.L.C.

ISSAQUAH HIGHLANDS INVESTMENT FUND, L.L.C.

LES BOIS AT VILLEBOIS, L.L.C.

MILL CREEK TERRACE, L.L.C.

MURRAY & WEIR SFD, L.L.C.

ORENCO WOODS SFD, L.L.C.

PEASLEY CANYON HOMES, L.L.C.

POLYGON AT BRENCHLEY ESTATES, L.L.C.

POLYGON AT SUNSET RIDGE, L.L.C.

POLYGON AT VILLEBOIS II, L.L.C.

POLYGON AT VILLEBOIS III, L.L.C.

POLYGON AT VILLEBOIS IV, L.L.C.

POLYGON AT VILLEBOIS V, L.L.C.

RIDGEVIEW TOWNHOMES, L.L.C.

RIVERFRONT MF, L.L.C.

RIVERFRONT SF, L.L.C.

SILVERLAKE CENTER, L.L.C.

SPANAWAY 230, L.L.C.

SPARROW CREEK, L.L.C.

THE RESERVE AT MAPLE VALLEY, L.L.C.

THE RESERVE AT NORTH CREEK, L.L.C.

TWIN CREEKS AT COOPER MOUNTAIN, L.L.C.

W.R. TOWNHOMES F, L.L.C.

VIEWRIDGE AT ISSAQUAH HIGHLANDS, L.L.C.

CASCADIAN KING COMPANY, L.L.C.

PNW CASCADIAN COMPANY, L.L.C.

POLYGON NORTHWEST COMPANY, L.L.C.

POLYGON PAYMASTER, L.L.C.

CASCADIAN SOUTH L.L.C.

By:	POLYGON WLH LLC, Its Sole Member

By:
/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President & Chief Operating Officer

[Signature Page to Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

Schedule I

New Guarantors

1.	460 Central, L.L.C., a Washington limited liability company

2.	Baseline Woods SFD I, L.L.C., a Washington limited liability company

3.	Baseline Woods SFD II, L.L.C., a Washington limited liability company

4.	Baseline Woods West, L.L.C., a Washington limited liability company

5.	Bethany Creek Falls, L.L.C., a Washington limited liability company

6.	Brownstone at Issaquah Highlands, L.L.C., a Washington limited liability company

7.	Bryant Heights, L.L.C., a Washington limited liability company

8.	Bull Mountain Ridge, L.L.C., a Washington limited liability company

9.	Cedar Falls Way LLC, a Washington limited liability company

10.	Calais at Villebois, L.L.C., a Washington limited liability company

11.	Cascara at Redmond Ridge, L.L.C., a Washington limited liability company

12.	Cornelius Pass Townhomes, L.L.C., a Washington limited liability company

13.	Edgewater Tualatin, L.L.C., a Washington limited liability company

14.	Grande Pointe at Villebois, L.L.C., a Washington limited liability company

15.	High Point III, L.L.C., a Washington limited liability company

16.	Highcroft at Sammamish, L.L.C., a Washington limited liability company

17.	Issaquah Highlands Investment Fund, L.L.C., a Washington limited liability company

18.	Les Bois at Villebois, L.L.C., a Washington limited liability company

19.	Mill Creek Terrace, L.L.C., a Washington limited liability company

20.	Murray & Weir SFD, L.L.C., a Washington limited liability company

21.	Orenco Woods SFD, L.L.C., a Washington limited liability company

22.	Peasley Canyon Homes, L.L.C., a Washington limited liability company

23.	Polygon at Brenchley Estates, L.L.C., a Washington limited liability company

24.	Polygon at Sunset Ridge L.L.C., a Washington limited liability company

25.	Polygon at Villebois II, L.L.C., a Washington limited liability company

26.	Polygon at Villebois III, L.L.C., a Washington limited liability company

27.	Polygon at Villebois IV, L.L.C., a Washington limited liability company

28.	Polygon at Villebois V, L.L.C., a Washington limited liability company

29.	Ridgeview Townhomes, L.L.C., a Washington limited liability company

30.	Riverfront MF, L.L.C., a Washington limited liability company

31.	Riverfront SF, L.L.C., a Washington limited liability company

32.	Silverlake Center, L.L.C., a Washington limited liability company

33.	Spanaway 230, L.L.C., a Washington limited liability company

34.	Sparrow Creek, L.L.C., a Washington limited liability company

35.	The Reserve at Maple Valley, L.L.C., a Washington limited liability company

36.	The Reserve at North Creek, L.L.C., a Washington limited liability company

37.	Twin Creeks at Cooper Mountain, L.L.C., a Washington limited liability company

38.	Viewridge at Issaquah Highlands, L.L.C., a Washington limited liability company

39.	W.R. Townhomes F, L.L.C., a Washington limited liability company

40.	Cascadian King Company, L.L.C., a Washington limited liability company

41.	PNW Cascadian Company, L.L.C., a Washington limited liability company

42.	Polygon Northwest Company, L.L.C., a Washington limited liability company

43.	Polygon Paymaster, L.L.C., a Washington limited liability company

44.	Cascadian South L.L.C., an Oregon limited liability company